SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Check  the  appropriate  box:

/ /  Preliminary  Information  Statement

/ /  Confidential,  for  Use  of  the  Commission  Only
       (as  permitted  by  Rule  14C-5(D)(2))

/X/   Definitive  Information  Statement

                          HAIRMAX INTERNATIONAL, INC.
            -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment  of  filing  fee  (Check  the  appropriate  box):

/X/    No  Fee  required.

/ /  Fee  computed  on  table  below  per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          Not applicable

          ----------------------------------------------------------------------

     2)   Aggregate  number  of  securities  to  which transaction applies:
          Not applicable

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
          Not  applicable

          ----------------------------------------------------------------------

     4)   Proposed  maximum  aggregate  value  of  transaction:

          ----------------------------------------------------------------------

     5)   Total  fee  paid:





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//  Fee  paid  previously  with  preliminary  materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount  previously  paid:

          ----------------------------------------------------------------------

     2)   Form,  Schedule  or  Registration  Statement  No:

          ----------------------------------------------------------------------

     3)   Filing  party:

          ----------------------------------------------------------------------

     4)   Date  filed:

          ----------------------------------------------------------------------


---------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.


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                             HAIRMAX  INTERNATIONAL,  INC.
                             9900  West  Sample  Rd,  Suite  300
                             Coral  Springs,  Fl  33065

                                 (954)  825-0299


                              INFORMATION  STATEMENT


INTRODUCTION

         This information statement is being mailed or otherwise furnished to stockholders of HAIRMAX INTERNATIONAL, INC., a Nevada corporation, in connection with certain stockholder actions taken by written consent of the holders of a majority of our outstanding shares of common stock of record as of NOVEMBER 20, 2004 to:

         (1) approve the withdrawal of our election to be treated as a business development company under the Investment Company Act of 1940, subject to the right of the Board of Directors to choose not to effectuate such withdrawal;

         (2) authorize the Board of Directors, in its discretion, to effectuate a reverse split of our common stock, $.001 par value, where a number of such shares, (but not more than 100), issued and outstanding as of the date of the stock split will be reclassified as and converted into one (1) share of common stock immediately following the such reverse stock split;



                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

         Each of the actions referred to above requires the approval of holders of a majority of the outstanding shares of our Common Stock. Under the Private Corporations Law of the state of Nevada, we are permitted to obtain such approval by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted.



         , The ratification of Traci Anderson & Co. LLP as our independent auditors and the authorizations given to the Board of Directors will become effective twenty (20) days after the first filing of this Information Statement to our stockholders.


         The withdrawal of our election to be a business development company will be effective upon filing of a Form N-54C with the Securities and Exchange Commission, which filing is currently expected to be made twenty (20) days after the first filing of this Information Statement to our stockholders.

         The reverse split, if any, will be effective on the date determined by the resolution of the Board of Directors. Such effective date will not occur before twenty (20) days after the first filing of this Information Statement to our stockholders.


         Our board of directors has fixed the close of business on November 24 , 2004 as the record date for the determination of stockholders who are entitled to give consent and receive this information statement.

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

         All expenses incurred in connection with the preparation and filing of this Information Statement will be borne by the Company. This Information
Statement  is  prepared  and  distributed  by  the  Company.

This information statement is being sent to stockholders on or about November 24, 2004

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

           The  date  of  this  information  statement  is  November  23,  2004




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

ANNUAL  REPORT

         Our Annual Report for the fiscal year ended December 31, 2003 on Form 10-KSB and the Company's Quarterly Reports for the fiscal quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, respectively, were previously filed with the SEC and are available on the SEC's EDGAR (Electronic Data Gathering and Retrieval) system at www.sec.gov. A copy of the Annual Report is enclosed with this Information Statement.

         We will provide additional copies of the Annual and Quarterly Reports to stockholders upon written request sent to Investor Relations Dept., Hairmax International, Inc., 9900 West Sample Rd, Suite 300, Coral Springs, FL 33065. We will provide only a listing of exhibits, if any, to these reports. We will provide copies of specific exhibits requested by stockholders upon payment of our copying and mailing expenses for those exhibits.

DIRECTORS,  EXECUTIVES  OFFICERS  AND  CONTROL  PERSONS

Board  of  Directors  and  Executive  Officers

         As of the date of this Information Statement, the directors and executive officers for the Company are as follows:

         Name                  Age              Position
         --------------        ---              ------------------
         Edward  A.  Roth      46               President/CEO/Director
         Alisha  Roth          39               Secretary/Treasurer
         Michael  Bongiovanni  42               Chief  Financial  Officer
         Jane  Letwin          67               Director
         Jim  Phelps           63               Director



         The new term of Ms. Letwin and Mr.Phelps each as a director shall expire at the next annual stockholders meeting or when his successor is duly qualified and elected. For additional information regarding the persons nominated to serve as directors, please see the section "ELECTION OF DIRECTORS" below.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS

         The following table sets forth, as of October 31, 2004, certain information with respect to (1) each person or entity who is known by our management to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (2) each of our directors and (3) all applicable directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them.

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


Name  and Address                                        Percent of   Shares Beneficially
Of  Beneficial  Owner              Shares  Owned                     Owned
---------------------              -------------         --------------------------------
Edward  A.  Roth                   178,686,000                         88%
PO  Box  9637
Coral  Springs,  Fl  33075

Alisha  Roth                           927,000*
PO  Box  9637
Coral  Springs,  Dl  33075

Edward  A  &  Alisha  Roth           5,028,000                          2.1%
Joint  Tenants

Revenge  Games  Inc.                 2,000,000                          1%

All  directors  and  executive
officers  as  a  group  (1)(6)                                    *    91  %  *


*  Denotes  beneficial  ownership  of  less  than  1%.

1) Mr and Mrs. Roth own 2,850,000 shares of Class A Preferred Stock outstanding. Each share of Preferred Stock is entitled to 200 votes on all matters on which Common Stock may vote. Accordingly, the percentage of overall voting power of he Company's voting securities beneficially owned by Edward A. Roth and all officers and directors as a group is increased accordingly to over 90%


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

EXECUTIVE  COMPENSATION

         As  of  the  date  of  this  Information  Statement.

         Edward A. Roth, who is President and CEO of the Company until his resignation in December 2002, is a paid employee at a base salary of $250,000.00. Mr. Roth is employed pursuant to an employment agreement with the Company.

         Alisha M. Roth is the Secretary/Treasurer of the Company. Ms Roth. has an employment contract with a base salary of $75,000.00.
         Michael Bongiovanni is the Chief Financial Officer of the company. Mr. Bongiovanni has an employment agreement with a base salary of $50,000.00

         Officers and directors of the Company are reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company.
          The Company currently has no pension, profit sharing or similar benefit plans.

CERTAIN  TRANSACTIONS


         As of the date of this Information Statement, the Company has not entered into any contractual arrangements with related parties. There is not any currently proposed transaction, or series of the same to which the Company is party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, nominee, 5% stockholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

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

         The officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they may have an interest, hold an office or serve on the boards of directors. The directors of the Company may have other business interests to which they may devote a major or significant portion of their time. Certain conflicts of interest, therefore, may arise between the Company and its directors. Such conflicts can be resolved through the exercise by the directors of judgment consistent with their fiduciary duties to the Company. The officers and directors of the Company intend to resolve such conflicts in the best interests of the Company. The officers and directors will devote their time to the affairs of the Company as necessary.

COMPLIANCE  WITH  SECTION  16  (a)  OF  THE  EXCHANGE  ACT

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that all these persons are currently in compliance with all applicable filing requirements.

INTEREST  OF  CERTAIN  PERSONS  IN  OR  OPPOSITION  TO  MATTERS TO BE ACTED UPON

         As of the date of this Information Statement, no person who has been a director or an officer of the Company at any time since the beginning of the fiscal year ended December 31, 2004 or who is a nominee for election as a director (or who is an associate of any of those persons) has a substantial interest, direct or indirect, by security holdings or otherwise, in the matters being acted upon (other than the election of directors).

         As of the date of this Information Statement, no director has informed the Company in writing that he intends to oppose any action to be taken by the Company referred to in this Information Statement.

         The following is a summary of actions to be taken by the Company and is not meant to be complete and exhaustive. The stockholders are encouraged to read the attached Information Statement for further information regarding the actions.

                            .

     2. RATIFICATION OF APPOINTMENT OF TRACI ANDERSON & CO. LLP AS INDEPENDENT AUDITORS

         The Board of Directors recommended the retention of Traci Anderson & Co. LLP as independent auditors of the Company for the fiscal year ended
December  31,  2004.  The  majority stockholders have ratified such designation.

     3. WITHDRAWAL OF ELECTION TO BE A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

         The Board of Directors recommended that the stockholders approve the withdrawal of the Company's election to be a business development company under the Investment Company Act of 1940.

         This recommendation was made in light of the current business plan of the Company. The Company expects to act as a holding company to acquire controlling or other interests in one or more companies involved in developing products or services. The principal objective of the Company will be to acquire one or more operating companies. In connection with such change in the nature of the Company's business, the Company will cease being a business development company.

         The majority stockholders adopted a resolution authorizing the withdrawal of the election to be a business development company under the Investment Company Act of 1940, subject to the determination of the Board of Directors not to withdraw such election.

         The withdrawal election will be effective upon the filing with the SEC of a Notification of Withdrawal of Election on Form N-54C. Such filing will not take place before 20 days from the filing of this Information Statement to stockholders.


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




     5. AUTHORIZATION OF REVERSE STOCK SPLIT AND AMENDMENT TO CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT SUCH REVERSE STOCK SPLIT

         On November 20, 2004, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal giving the Board of Directors authority, in its discretion, to effect a reverse stock split where a specified number of shares of our outstanding common stock (but not more than 100 shares) would be reclassified as and converted into one (1) share of common stock immediately following the such reverse stock split.

         The majority stockholders adopted a resolution giving the Board of Directors, in its discretion, the authority to effect such reverse stock split and to set the effective date of the reverse split.

         Pursuant to the reverse stock split, if any, each specified number of the outstanding shares of our common stock on the date of the reverse stock split will be automatically converted into one (1) share of our common stock after the split. The reverse split will not alter the number of shares of our common stock we are authorized to issue or change the par value of our shares, but will reduce the number of shares of our common stock issued and outstanding. The reverse stock split, if any, will become effective upon filing on the date determined by the Board of Directors.

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

REASONS  FOR  THE  REVERSE  STOCK  SPLIT

     The Board of Directors believes that the current per share price of the Common Stock has had a negative effect on the marketability of existing shares and on the amount and percentage of transaction costs paid by individual stockholders seeking to buy or sell the Company's Common Stock. Many brokerage firms and brokers are reluctant to recommend lower-priced stocks to their clients. In addition, many institutional and individual investors are reluctant to purchase lower-priced stocks. The structure of most brokerage commissions tends to have an adverse affect on potential purchasers of lower-priced stocks since the brokerage commission payable on buying and selling such stocks almost always represents a higher percentage of the trade price than the commission on a relatively higher-priced stock. These factors adversely affect not only the liquidity of the Common Stock, but also the Company's ability to raise additional capital through a sale of equity securities. The low price is attributable to the issuance of 2,000,000 shares to a company that did not exist at the time. In addition, we never took possession of the Revenge Games movie due to frauds against us committed by the company that received these shares. We have reason to believe that they have shorted against this long position in accounts in Canada where the major shareholder of said company resides.

     Although we have no immediate plans to issue stock by way of a merger, an offering or the like, and we have no transaction pending or in process, we continue to investigate opportunities to expand our business.

     We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding

         The reverse stock split, if any, will have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

         The number of shares owned by each holder of common stock will be reduced; the exact ration will be based on the ratio determined by the Board of Directors (for example, if the reverse stock split is 1 for 10, then the ratio will be ten (10) to one (1), and a stockholder currently holding 100 shares of common stock immediately before the effective date of the reverse split will be holding 10 shares after the reverse split is effective);



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

Manner  of  Effecting  the  Reverse  Stock  Split

         The reverse stock split, if any, will be effected by resolution of the Board of Directors. The reverse stock split will become effective on the date determined by the Board of Directors. As soon as practicable after the effective date, we will send a letter of transmittal to each holder of record of pre-split shares outstanding on the effective date. The letter of transmittal will contain instructions for the surrender of certificates representing the pre-split shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the pre-split shares, a stockholder will be entitled to receive a certificate representing the number of post-split shares into which those pre-split shares have been reclassified as a result of the reverse stock split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates, together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the pre-split shares will be deemed for all corporate purposes after the effective date to evidence ownership of the post-split shares in the appropriately reduced number.

No  Rights  of  Appraisal

         Under the laws of the State of Nevada, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Vote  Required

         The reverse split requires the approval of the holders of a majority of the outstanding shares of our Common Stock on the record date. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. The holders of a majority of our outstanding shares of Common Stock have already consented in writing to such reverse split as determined by the Board of Directors.

Certain  Federal  Income  Tax  Consequences  of  the  Reverse  Stock  Split

         The following is a summary of certain material federal income tax consequences of the reverse stock split, if any, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

         EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

         No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-split shares exchanged for them. The stockholder's holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.


                              By Order of the Board of Directors

                              By: /s/Edward A. Roth

                                     President/ Director

November22,  2004
Coral  Springs,Florida